                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

    Filed by the Registrant [X]

    Filed by a party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12

                         INDEPENDENT BANK CORPORATION
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                         INDEPENDENT BANK CORPORATION
- -------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
        or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

===============================================================================



                     [INDEPENDENT BANK CORPORATION LOGO]



March 17, 1995


Dear Shareholder:


        Your Board of Directors invites you to attend the 1995 Annual Meeting of Shareholders. This year's meeting will be held on Tuesday, April 18, 1995, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.

        Please read carefully the accompanying Notice of Annual Meeting and Proxy Statement for information pertaining to the matters to be considered and acted upon at the Annual Meeting.

        It is important that your shares are represented. Whether or not you expect to attend the Annual Meeting, your Board of Directors recommends that you promptly sign, date and mail the enclosed Proxy.

                                           Sincerely,

                                           /s/ Charles Van Loan
                                           Charles C. Van Loan
                                           President and
                                           Chief Executive Officer


===============================================================================

                          INDEPENDENT BANK CORPORATION
                              230 West Main Street
                             Ionia, Michigan 48846

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 18, 1995

        The Annual Meeting of Shareholders of Independent Bank Corporation will be held at the Ionia Theater, 205 West Main Street, on Tuesday, April 18, 1995, at 3:00 p.m. (local time), for the following purposes:

1. To elect two Directors to the Board of Directors to serve three-year terms expiring in 1998.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record as shown by the transfer books of the Company at the close of business on February 17, 1995, are entitled to notice of and to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, please sign the enclosed proxy and return it promptly in the enclosed envelope. If you attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

                                      By order of the Board of Directors,

                                      /s/ William R. Kohls
                                      William R. Kohls
                                      Secretary


Dated: March 17, 1995

                          INDEPENDENT BANK CORPORATION
                              230 West Main Street
                             Ionia, Michigan 48846

                                PROXY STATEMENT
                                 March 17, 1995

        This Proxy Statement is furnished in connection with the solicitation, beginning approximately March 17, 1995, by the Board of Directors of Independent Bank Corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders. This meeting will be held on Tuesday, April 18, 1995, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.

        If the form of the Proxy accompanying this Proxy Statement is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in such Proxy. If no choice is specified, the shares represented by the Proxy will be voted for the election of directors listed as nominees.

        A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a Proxy.

                       VOTING SECURITIES AND RECORD DATE

        As of February 17, 1995, the record date for the Annual Meeting, the Company had issued and outstanding 2,598,843 shares of common stock, par value $1.00 per share ("Common Stock"). Shareholders are entitled to one vote for each share of Common Stock registered in their names at the close of business on the record date. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Company.

        As of February 17, 1995, no person was known by Management to be the beneficial owner of more than 5% of the Company's Common Stock, except as follows:

                                                                   Amount and
                                                                   Nature of                   Approximate
                                     Name and Address of           Beneficial                    Percent
Title of Class                        Beneficial Owner             Ownership                     of Class
- --------------                        ----------------             ---------                     --------
Common Stock,                     Independent Bank Corporation      133,908                      5.15%
$1 Par value                      Employee Stock Ownership
                                  Trust, 230 West Main Street
                                  Ionia, Michigan 48846

        The Employee Stock Ownership Trust ("ESOT") holds shares of the Common Stock pursuant to the terms of the Company's Employee Stock Ownership Plan ("ESOP"). The trustees of the ESOT are Robert J. Leppink, William R. Kohls, Charles A. Palmer and Charles C. Van Loan, all directors or officers of the Company. The trustees share investment power with respect to the shares and, to the extent that participants in the ESOP do not direct the trustees as to the manner in which shares allocated to their account are to be voted, the trustees also share voting power with respect to such shares.

        Except for shares allocated to the accounts of Mr. Van Loan and Mr. Kohls as participants in the ESOT, each of the trustees disclaims any beneficial ownership of the shares held by the ESOT. However, under disclosure rules of the Securities and Exchange Commission, each may be deemed to be a beneficial owner of all of such shares.

                             ELECTION OF DIRECTORS

        The Bylaws of the Company permit the Board of Directors to establish the size of the Board from three to fifteen members. The present Board has fixed the size of the Board at seven members. All directorships possible under the Company's Bylaws are not being filled because the Board believes that under present circumstances, a Board of seven persons is adequate to manage the affairs of the Company.

        The Company's Articles of Incorporation provide that the Board be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. Charles A. Palmer and Charles
C. Van Loan, each of whom are incumbent directors, are nominees for reelection to serve three-year terms expiring in 1998.

        The Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable to serve, which is not now contemplated, the Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for a substitute nominee.

        In addition to the nominees for director, each director whose term will continue after the meeting is named on the following page. Each nominee and director owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names. The stock ownership information and the following information relating to each nominee's and director's age, principal occupation or employment for the past five years has been furnished to the Company as of February 17, 1995, by the respective nominees and directors.

        A plurality of the votes cast at the Annual Meeting of Shareholders is required to elect the nominees as directors. Accordingly, at this year's meeting, the two individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote or otherwise, will not be treated as votes cast at the meeting. The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

                                                               AMOUNT AND
                                                                NATURE OF
                                                               BENEFICIAL                       PERCENT OF
                                                              OWNERSHIP(1)                     OUTSTANDING
                                                              -------------                    -----------
NOMINEES FOR TERMS TO EXPIRE IN 1998

Charles A. Palmer (age 50)                                    14,458 (2)                            .56%
  Mr. Palmer is an attorney and
  a professor of law at Cooley School
  of Law. He became a Director
  in 1991.

Charles C. Van Loan (age 47)                                  32,658 (2)(3)                        1.26
  Mr. Van Loan is the President and Chief
  Executive Officer of Independent Bank
  Corporation. He became a Director
  in 1992.

DIRECTORS WHOSE TERMS EXPIRE IN 1996

William F. Ehinger (age 68)                                   37,124                               1.43
  Mr. Ehinger is the President of Grabill
  Kitchens and Interiors (manufacturer's
  representative). He became a Director
  in 1989.

Charles E. Lippert (age 54)                                   12,542                                .48
  Mr. Lippert is President and Chairman of
  C. E. Lippert Furniture, Inc. (furniture
  manufacturer). Mr. Lippert became a
  Director in 1984.

NOMINEES WHOSE TERMS EXPIRE IN 1997

Robert J. Leppink (age 62)                                    14,779 (2)(4)                         .57
  Mr. Leppink is the President of
  Leppink's, Inc. (retail grocer).
  He became a Director in 1980.

Rex P. O'Connor  (age 68)                                     15,933 (5)                            .61
  Mr. O'Connor is an attorney and has been
  a Director since 1974.

Arch V. Wright, Jr. (age 62)                                  14,763                                .57
  Mr. Wright is the President of Charlevoix
  Development Company (real estate development).
  He became a Director in 1974.

(1) Except as described in the following notes, each nominee owns the shares directly and has sole voting and investment power or shares voting and investment power with his spouse under joint ownership. Includes, for each director, 2,000 shares of Common Stock with respect to which each director has the right to acquire beneficial ownership under options exercisable within 60 days.

(2) Excludes 133,908 shares of Common Stock owned by the ESOT with respect to which such persons, as trustees, share voting and investment power.

(3) Includes 4,273 shares of Common Stock allocated to Mr. Van Loan's account under the ESOT.

(4) Includes 12,779 shares of Common Stock, which are held by a corporation as to which Mr. Leppink shares voting and investment power.

(5) Includes 4,620 shares of Common Stock owned by members of Mr. O'Connor's family with respect to which Mr. O'Connor disclaims beneficial ownership.

        There are no family relationships between or among the directors, nominees or executive officers of the Company. The Board of Directors had 12 meetings in 1994. During 1994, all directors attended at least 75% of the aggregate number of meetings of the Board and the Board committees on which they served. In addition to the audit and personnel committees, the Board has a nominating and acquisition committee.

        The audit committee (consisting of directors Ehinger, Lippert, O'Connor and Palmer) met twice in 1994 to transact the following business: the selection of and discussion of financial matters with the independent public accountants; the review of internal audit reports and Management's responses thereto; and the review and discussion of other pertinent financial, accounting, audit, and policy matters with Management.

        The personnel committee (consisting of directors Ehinger, Leppink, Palmer and Wright) which met twice in 1994, reviewed and made recommendations to the Board concerning remuneration, including benefit plans, to be paid to the Company's directors and officers.

        The nominating and acquisitions committee (consisting of directors Leppink, Lippert, O'Connor and Wright) met once in 1994 to consider and approve candidates to serve as directors of the Company's subsidiary banks. Although Management's nominees to serve as directors of the Company have been selected from individuals serving as directors of the subsidiary banks, the committee will consider qualified individuals who are recommended by shareholders. Written recommendations of individuals for Board nomination may be forwarded to the Company's secretary and must be received on or before December 20, 1995, for consideration as nominees at the 1996 Annual Meeting of Shareholders.

        Directors of the Company who are not employees of the Company or any of its subsidiaries receive an annual retainer of $5,000 and are paid $500 for each regular monthly Board meeting of the Company held during the year; however, no director is paid for any regular meeting from which he is absent after he has missed two regular Board meetings during the year. Directors are not compensated for committee meetings. Pursuant to the Non-Employee Director Stock Option Plan, each of the directors (except Mr. Van Loan) is granted an option to purchase 1,000 shares of Common Stock at its then current market value on the last business day of April of each year during the term of the plan.

        Two of the Company's directors participate in a deferred compensation plan in lieu of current payment of director fees. The plan was adopted by the Company in 1985 and provides for retirement and death benefits to be paid to the participating directors by the Company over a minimum of fifteen years. The Company is the owner and beneficiary of life insurance policies which are structured to fund the Company's obligations under the terms of the plan.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Stock Market Index (United States stocks, only) and the Nasdaq Bank Stocks Index for the five-year period ended December 31, 1994. The following information is based on an investment of $100 on January 1, 1990, in the Common Stock, the Nasdaq Stock Market Index and the Nasdaq Bank Stocks Index, with dividends reinvested.


                           TOTAL SHAREHOLDER RETURN

                                                                                DECEMBER 31,
                                       ------------------------------------------------------------------------------------------
                                        1989            1990              1991             1992           1993          1994
Independent Bank Corporation            $100.00          $86.15          $151.70          $266.04        $288.59       $355.31
Nasdaq Stock Market                      100.00           84.92           136.28           158.58         180.93        176.91
Nasdaq Bank Stocks                       100.00           73.23           120.17           174.87         199.33        198.69

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

        The Company's ability to create shareholder wealth is predicated on its ability to attract and retain qualified executives and senior managers. The Board of Directors, therefore, believes that the Company's compensation policies and practices must:

        Provide incentives and rewards for superior performance;

        Align the interests of its executive officers and senior managers with the interests of its shareholders, and;

        Provide executive officers and senior managers with the opportunity to accumulate wealth that is commensurate with increases in the value of the Company's Common Stock.

COMPENSATION STRATEGY

        Consistent with these objectives and based on a compensation review by nationally recognized compensation consultants, the Board of Directors adopted a "pay-for-performance" compensation strategy in 1991. The strategy seeks to maintain an optimum balance among three principal components of total compensation, as follows:

        BASE SALARY--Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of the Company's executive officers and senior managers at approximately 95% of peer level.

        Annually, the Personnel Committee (the "Committee") recommends a base salary for the President and Chief Executive Officer for consideration by the entire Board of Directors. The Committee's recommendation is based upon compensation levels established by the Company's peers and the Committee's evaluation of the relevant factors that are described above.

        The base salaries of the Presidents of the Company's subsidiary banks (the "Banks") are determined in a similar manner by the Company's President and Chief Executive Officer and the Banks' respective board of directors. The base salaries of other executive officers are established by the Company's President and Chief Executive Officer.

        ANNUAL CASH INCENTIVE--To provide performance incentives and to compensate for the below-peer base salary, the strategy provides for annual cash awards that are payable if the Company and the Banks meet or exceed annual performance objectives established by the Board of Directors. Assuming "target performance" is achieved under the Management Incentive Compensation Plan described below, the Board intends that total annual cash compensation (the aggregate of base salary and annual cash incentive) will equal approximately 105% of peer level.

        LONG-TERM INCENTIVES--To align the interests of its executive officers and senior managers with the Company's shareholders, the Board's compensation strategy provides for equity-based compensation plans under the Incentive Share Grant Plan and Employee Stock Option Plan described below. Each of the Company's compensation plans has been adopted by the Board of Directors, and the equity-based compensation plans have been approved by the Company's shareholders. Such plans are, however, administered by the Committee. The Committee consists of Directors Ehinger, Leppink, Palmer and Wright, each of whom is a non-employee Director of the Company.

COMPENSATION PLANS

        The MANAGEMENT INCENTIVE COMPENSATION PLAN establishes three performance levels for the Company and the Banks: threshold, target and maximum. The Board's compensation strategy defines these performance levels as follows.

        Threshold represents the performance level which must be achieved before any incentive awards are granted.

        Target performance is defined as the desired level of performance in view of all relevant factors, as discussed below.

        Maximum represents that which clearly reflects outstanding performance.

        The principal factors considered by the Board in determination of these performance levels include peer performance and investment community expectations for return on equity and earnings per common share for the Company, as well as similar expectations for its competitors in the financial services industry. Corresponding performance levels are established for each of the Banks.

        In addition to the objective earnings goals for the Company and the Banks, cash payments pursuant to this plan are also made in consideration of pre-determined individual goals, which relate to that executive officer's responsibilities. Such individual goals may be objective or subjective in nature. The individual performance component is, however, limited to 20% of the total incentive formula for the Company's executive officers and the Bank Presidents.

        For the Chief Executive Officer, cash payments made pursuant to this plan may range from 20% to 50% of base salary. For other executive officers and the Bank Presidents, such cash payments may range from 15% to 35% of their base salary. For the year ended December 31, 1994, the Company attained record earnings and the Company's executive officers and the Bank Presidents received cash awards that ranged from 21.1% to 38.0% of their respective base salaries.

        In 1988, the Company's shareholders approved the INCENTIVE SHARE GRANT PLAN that provides a long-term incentive to manage the Company's affairs in the best interest of its shareholders. Participation in this plan is limited to the Company's executive officers and the Bank Presidents. The plan provides that the Committee, in its sole discretion, may grant to the participants, shares of Common Stock in lieu of the cash incentives payable pursuant to the Management Incentive Compensation Plan. The market value of such incentive shares at the date of the grant must equal twice the amount of the cash incentive otherwise payable. For the year ended December 31, 1994, the Committee granted the executive officers 14,680 shares of Common Stock under the terms of this plan.

        Shares issued pursuant to the plan are subject to restrictions as to transferability and risks of forfeiture. Such restrictions and risks lapse in respect to 20% of the shares on the date of grant and 20% on each of the succeeding anniversaries of the grant. Because the executives' interest in the stock vests over time, the plan provides incentives for these individuals to remain in the Company's employ and to manage the affairs of the Company in the best interests of the shareholders.

        THE EMPLOYEE STOCK OPTION PLAN is intended to provide the Company's executive officers and senior managers with additional long-term incentives to manage the affairs of the Company in the best interests of its shareholders.
On May 17, 1994, the Board of Directors granted options to purchase 15,000 shares of Common Stock to the executive officers and senior managers of the Company and the Banks. Each of the options provides the recipient the right to purchase 1,000 shares of Common Stock at $20.00 per share, the market price of the Common Stock as of the date of the grant. Such options are restricted as to transferability and expire 5 years after the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

        Charles C. Van Loan was appointed as the Company's Chief Executive Officer on December 16, 1992. Prior to that time, Mr. Van Loan served as the President and Chief Operating Officer of the Company and as the President and Chief Executive Officer of Independent Bank.

        Consistent with the Company's existing policies and practices, the Committee reviewed available compensation data from the Company's peers and evaluated Mr. Van Loan's contributions to the Company's success as well as his experience and expertise. On the basis of its evaluation, the Committee recommended for consideration by the full Board of Directors a base salary of $145,000. As a result of the Company's record earnings, relative to the goals established pursuant to the Management Incentive Compensation Plan, Mr. Van Loan's cash incentive for 1994 totalled $55,107.

         WILLIAM F. EHINGER                     CHARLES A. PALMER

                ROBERT J. LEPPINK                      ARCH V. WRIGHT, JR.

                       SECURITIES OWNERSHIP OF MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's Common Stock by each executive of the Company or the Banks whose annual compensation exceeded $100,000 ("Named Executives") and by all directors and executive officers as a group as of February 17, 1995.

                                                                      AMOUNT AND
                                                                       NATURE OF
                                                                      BENEFICIAL               PERCENT OF
NAME                                                                  OWNERSHIP (1)           OUTSTANDING
- ----                                                                 -----------             -------------
Charles C. Van Loan                                                   32,658 (2)               1.26%
Jeffrey A. Bratsburg                                                  23,482 (3)                .90
Edward B. Swanson                                                     11,871                    .46
Michael M. Magee                                                       7,608                    .29
All executive officers and directors                                 324,689 (4)              12.49
as a group (consisting of 12 persons)

(1) In addition to shares held directly or under joint ownership with their spouse, beneficial ownership includes shares of Common Stock that are issuable under options exercisable within 60 days, shares that are restricted and subject to forfeiture pursuant to the Incentive Share
    Grant Plan and shares that are allocated to their accounts as participants in the ESOP.

(2) Excludes 129,635 shares of Common Stock owned by the ESOT with respect to which Mr. Van Loan, as a trustee, shares voting and investment power.

(3) Includes 4,256 shares of Common Stock held by Mr. Bratsburg's wife with respect to which Mr. Bratsburg disclaims beneficial ownership.

(4) Includes shares held by the ESOT. Beneficial ownership is disclaimed as to 128,610 shares of Common Stock, including 119,734 shares which are held by the ESOT.

                           SUMMARY COMPENSATION TABLE

The following table sets forth compensation received by the Named
Executives for each of the three years ended December 31, 1994.

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                                                   -------------------
                                                                                                                ALL
                                                      ANNUAL COMPENSATION     RESTRICTED       SECURITIES      OTHER
                                                      --------------------       STOCK         UNDERLYING     COMPEN-
  NAME & PRINCIPAL POSITION                 YEAR      SALARY(1)      BONUS      AWARDS(2)      OPTIONS(#)     SATION(3)
  -------------------------                 ----      ---------      -----    -----------     -----------   ------------
Charles C. Van Loan,                        1994      $145,000        $ 0      $110,214        1,000        $10,150
  President and Chief                       1993       130,000          0       121,402        1,000         11,700
  Executive Officer                         1992       110,000          0        77,000        1,000          9,900

Jeffrey A. Bratsburg,                       1994      $105,000        $ 0       $65,104        1,000         $7,350
  President and CEO of                      1993       100,000          0        68,346        1,000          9,000
  Independent Bank West Michigan            1992       95,400           0        66,780        1,000          8,586

Edward B. Swanson,                          1994      $105,000        $ 0       $44,350        1,000         $7,350
  President and CEO of                      1993       100,000          0        60,766        1,000          9,000
  Independent Bank South Michigan           1992       95,000           0        66,500        1,000          8,550

Michael M. Magee                            1994       $92,000        $ 0       $57,044        1,000         $6,440
  President and CEO of                      1993       73,200           0        50,576        1,000          6,588
  Independent Bank                          1992       63,600      15,900                      1,000          5,724

(1) Includes elective deferrals by employees pursuant to Section 401(k) of the Internal Revenue Code.

(2) Amounts represent the aggregate value of restricted shares of Common
    Stock (based on the closing price of the stock on the date of grant) issued to the Named Executives for the designated year under the Company's Incentive Share Grant Plan. The 1994 award of restricted shares was based on the closing price of

    $23.75 per share on January 17, 1995. The Plan provides that the Personnel Committee may, at its sole discretion, grant shares of restricted stock in lieu of cash bonuses payable under the Company's Management Incentive Compensation Plan. The aggregate fair market value of the shares granted to each participant must equal twice the value of the bonus otherwise payable in cash. The shares are subject to restrictions on transfer and conditions of forfeiture which lapse over a period of five years at an annual rate of 20% of the granted shares, subject to earlier termination of those restrictions and conditions upon retirement, death, disability, or a change in control of the Company. The Named Executives have no right to such restricted shares, except voting rights and the right to all dividends or other distributions paid to holders of the Common Stock.

    As of December 31, 1994, the Named Executives held shares of restricted stock in the following aggregate amounts and values (based on the closing price of the Company's Common Stock on December 31,1994, which equaled $23.75): Mr. Van Loan - 9,760 shares ($231,800); Mr. Bratsburg - 6,782 shares ($161,073); Mr. Swanson - 5,752 shares ($136,610); and Mr. Magee - 2,023 shares ($48,046).

(3) Amounts represent Company contributions to the Employee Deferred Compensation Plan [401(k)] and Employee Stock Ownership Plan. Subject to certain age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in these plans.


                             OPTION GRANTS IN 1994
- -------------------------------------------------------------------------------

        The following table provides information on options granted to the Named Executives during the year ended December 31, 1994.

                                                         INDIVIDUAL GRANTS

                              NUMBER OF              PERCENT OF TOTAL        EXERCISE OR                     GRANT DATE
                        SECURITIES UNDERLYING       OPTIONS GRANTED TO       BASE PRICE       EXPIRATION      PRESENT
NAME                     OPTIONS GRANTED (1)        EMPLOYEES IN 1994      (PER SHARE) (2)       DATE        VALUE (3)
- ----                     -------------------        -----------------      ---------------       ----        ---------
Charles C. Van Loan             1,000                      6.67%                $20.00         5/17/99        $3,840
Jeffrey A. Bratsburg            1,000                      6.67                  20.00         5/17/99         3,840
Edward B. Swanson               1,000                      6.67                  20.00         5/17/99         3,840
Michael M. Magee                1,000                      6.67                  20.00         5/17/99         3,840

(1) Indicates number of shares which may be purchased pursuant to options granted under the Company's Employee Stock Option Plan on May 17, 1994. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant. Each option contains a limited stock appreciation right which becomes exercisable: (1) if any person acquires 25% or more of the Company's outstanding Common Stock; (2) prior to a merger or consolidation in which the Company will not survive; or
    (3) upon the sale of substantially all of the Company's assets. The limited stock appreciation right entitles recipients to surrender all or part of their options in exchange for cash, Company shares or both cash and shares, in an amount equal to the excess of the prevailing per share market value of the Company's Common Stock over the option price.

(2) The exercise price equals the prevailing market price of the Company's Common stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, or a combination thereof.

(3) The values reflect application of the Black-Scholes option pricing model. The assumptions employed were expected volatility of .19822, risk-free rate of return of 7.04%, dividend yield of 4.0% and time to exercise of five years.

                   AGGREGATED STOCK OPTION EXERCISES IN 1994
                           AND YEAR END OPTION VALUES

        The following table provides information on the value of unexercised options held by the Named Executives at December 31, 1994. Options were first granted to employees in 1992, following the adoption of the Employee Stock Option Plan at the Company's 1992 Annual Meeting of Shareholders. Options representating 1,000 shares of Common Stock were exercised in 1994.

                                        NUMBER OF                   VALUE OF UNEXERCISED
                                   UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS (1)         SHARES
                                   -------------------             ------------------------        ACQUIRED       VALUE
NAME                      EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE      ON EXERCISE     REALIZED
- ----                      -----------     -------------      -----------      -------------      -----------     --------
Charles C. Van Loan            2,000           1,000             $11,750           $3,750                0            $0
Jeffrey A. Bratsburg           2,000           1,000              11,750            3,750                0             0
Edward B. Swanson              2,000           1,000              11,750            3,750                0             0
Michael M. Magee               1,000           1,000               3,750            3,750            1,000         8,500

(1) Values are based on the difference between the closing price of the Company's Common Stock on December 31, 1994 ($23.75) and the exercise prices of the options.

                       TRANSACTIONS INVOLVING MANAGEMENT

        Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 1994. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features. Such loans totaled $5,322,000 at December 31, 1994, equal to 13.20% of shareholders' equity.

        Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and executive officers, as well as any person holding more than 10% of its Common Stock, are required to report initial statements of ownership of the Company's securities and changes in such ownership of the Securities and Exchange Commission. To the Company's knowledge, all of the required reports were filed by such persons during 1994, except that one report of change in beneficial ownership, covering one transaction, was filed late by Mr. Swanson.

            RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        Representatives of KPMG Peat Marwick will be present at the Annual Meeting and will have the opportunity to make a statement if desired and will be available to respond to appropriate questions. The Board of Directors has not yet selected independent accountants for 1995. It is expected that independent accountants for the current year will be selected within the next two months.

                            SHAREHOLDER PROPOSALS

        Article IX of the Company's Articles of Incorporation contains certain procedural requirements applicable for shareholder nominations of persons to be elected as directors of the Company. A copy of the Company's Articles of Incorporation has been filed with the Securities and Exchange Commission and can be obtained from its Public Reference Section or the Company. Any other shareholder proposal to be considered by the Company for inclusion in the 1996 Annual Meeting of Shareholders proxy material must be received by the Company not later than December 20, 1995.

                                   GENERAL

        The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegraph or in person. The Company has retained the services of Corporate Investor Communications, Inc. to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners, as well as solicitation of proxies from these institutions. The cost of the solicitation is expected to total approximately $4,000, plus reasonable out of pocket expenses.

        As of the date of this proxy statement, Management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.


                                             By order of the Board of Directors,

                                             /s/ William R. Kohls
                                             William R. Kohls
                                             Secretary

Dated: March 17, 1995

                         INDEPENDENT BANK CORPORATION

                    230 West Main Street, Ionia, Michigan

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
              MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 1995



The undersigned hereby appoints Charles E. Lippert and Rex P. O'Connor, and each of them, Proxies, with power of substitution, to vote the shares of common stock of Independent Bank Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Ionia Theater, located at 205 West Main Street, Ionia, Michigan 48846 on Tuesday, April 18, 1995, at 3:00 o'clock P.M. (local time), and at all adjournments thereof as directed on the reverse side.

  PLEASE VOTE AND SIGN ON REVERSE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

- ---------------------------------             ---------------------------------

- ---------------------------------             ---------------------------------

- ---------------------------------             ---------------------------------

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
                                                    With-    For All
1.)  In the election of Directors for      For      hold     Except              2.)  In their discretion on any other business
     terms expiring in 1998.               / /      / /       / /                     that may properly come before the meeting.

       Charles C. Van Loan and Charles A. Palmer

     If you do not wish to vote "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee.


       RECORD DATE SHARES:
                                                                        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                                                        VOTED IN THE MANNER DIRECTED
                                                                        HEREIN BY THE UNDERSIGNED
                                                                        SHAREHOLDERS.  IF NO DIRECTION IS
                                                                        MADE, THIS PROXY WILL BE VOTED
                                                                        "FOR" THE NOMINEES LISTED ABOVE.



Please be sure to sign and date this Proxy.           Date              Mark box at right if comments or address changes
                                                                        have been noted on the reverse side.      / /


  Shareholder sign here                     Co-owner sign here
- ------------------------------------------------------------------------------------------------------------------------------------
  DETACH CARD                                                                                                            DETACH CARD
                                                   INDEPENDENT BANK CORPORATION



        Dear Shareholder:

        Please take note of the important information enclosed with this Proxy.  Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares shall be voted.  Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Annual Meeting of Shareholders to be held April 18, 1995.

        Thank you in advance for your  prompt consideration of these matters.

        Sincerely,


        INDEPENDENT BANK CORPORATION